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                                                                    Exhibit 23.1

                          Independent Auditor's Consent
                          -----------------------------

The Board of Directors
Carolina Bank Holdings, Inc. and subsidiaries
Greensboro, North Carolina

We consent to the use of our report dated January 22, 2002, on the consolidated financial statements of Carolina Bank Holdings, Inc. and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, included in this registration statement on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.




                                           /s/ CHERRY, BEKAERT & HOLLAND, L.L.P.





Greensboro, North Carolina
October 29, 2002